SUPPLEMENTAL ACQUISITION AGREEMENT

Investment Technology, Inc.
A Nevada Corporation


ACQUISITION OF SHARES OF

I.G.T. Corporation S.A.
A Costa Rican Corporation

Dated: September 9, 2001/supplemented on May 16, 2002

This document supplements and clarifies the acquisition of online gaming technology and share exchange entered into by the above parties on September 9, 2001/supplemented on May 16, 2002.

The Supplemental Acquisition Agreement supercedes the previous Share Exchange Agreement entered into by the parties on or about September 6, 2001.




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1        EXCHANGE OF SECURITIES ........................................      1
         1.1      Exchange of Shares ...................................      1
         1.2      Acquisition Consideration ............................      1
         1.3      Payment of Acquisition Consideration .................      2
         1.4      Exemption from Registration ..........................      3
         1.5      Registration Rights ..................................      4
         1.6      Non-taxable Transaction ..............................      4

2.       REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS .............      3
         2.1      Organization .........................................      4
         2.2      Capital Stock ........................................      4
         2.3      Options, Warrants, Rights, etc. ......................      4
         2.4      Subsidiaries .........................................      4
         2.5      Directors and Officers................................      4
         2.6      Financial Statements..................................      4
         2.7      Absence of Changes....................................      4
         2.8      Absence of Undisclosed Liabilities....................      5
         2.9      Tax Returns...........................................      5
         2.10     Patents, Trade Names and Rights.......................      5
         2.11     Compliance with Laws..................................      5
         2.12     Litigation............................................      5
         2.13     Authority.............................................      5
         2.14     Ability to Carry Out Obligations......................      5
         2.15     Full Disclosure.......................................      6
         2.16     Assets................................................      6
         2.17     Material Contracts....................................      6

3.       REPRESENTATIONS AND WARRANTIES OF INZS ......................        6
         3.1      Organization..........................................      6
         3.2      Capital Stock.........................................      6
         3.3      Options, Warrants, Rights, etc. ......................      6
         3.4      Non-Reporting Publicly Traded Status .................      6
         3.5      Subsidiaries .........................................      6
         3.6      Directors and Officers ...............................      7
         3.7      Patents, Trade Names and Rights.......................      7
         3.8      Compliance with Laws..................................      7
         3.9      Litigation............................................      7
         3.10     Authority.............................................      7
         3.11     Ability to Carry Out Obligations......................      7
         3.12     Full Disclosure.......................................      7
         3.13     Assets................................................      8

4.       COVENANTS......................................................      8
         4.1      Investigative Rights..................................      8
         4.2      Conduct of Business...................................      8

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5.       CLOSING  ......................................................      8
         5.1      Closing...............................................      8
         5.2      Shareholders' Deliveries at Closing...................      8
         5.3      INZS's Deliveries at Closing........................        8

6        CONDITIONS TO OBLIGATIONS TO CLOSE.............................      9
         6.1      Conditions to Obligations of IGT S.A. Shareholders to Close..
9
         6.2      Conditions to Obligations of INZS ..................        9

7.       INDEMNIFICATION................................................      9
         7.1      Indemnification by Shareholders.......................      9
         7.2      Indemnification by INZS ............................       10
         7.3      Notice and Opportunity to Defend......................     10

8.       MISCELLANEOUS..................................................     10
         8.1      Costs.................................................     11
         8.2      Additional Documentation..............................     11
         8.3      Captions and Headings.................................     11
         8.4      No Oral Change........................................     11
         8.5      Non-Waiver............................................     11
         8.6      Time of Essence.......................................     11
         8.7      Choice of Law.........................................     11
         8.8      Counterparts and/or Facsimile Signature...............     11
         8.9      Notices...............................................     11
         8.10     Binding Effect........................................     12
         8.11     Mutual Cooperation....................................     12
         8.12     Brokers...............................................     12
         8.13     Survival of Representations and Warranties............     12
                  Signature Pages ......................................     13

     EXHIBIT A	  Description of Major Assets Acquired
     EXHIBIT 1.3.1  Shares issued and delivered to IGT S.A. Shareholders at
     Closing
     EXHIBIT 1.4    Subscription Agreement
     EXHIBIT 1.5    Registration Rights Agreement
     EXHIBIT 2.4    Subsidiaries of IGT S.A.
     EXHIBIT 2.5    Present Officers and Directors of IGT S.A.
     EXHIBIT 2.6    Audited Financial Statements of IGT S.A.
     EXHIBIT 2.8    Liabilities of IGT S.A.
     EXHIBIT 2.12   IGT S.A. Legal Proceedings and Litigation
     EXHIBIT 2.16   Exceptions to Good Title to Assets of IGT S.A.
     EXHIBIT 2.17   Material Contracts of IGT S.A.
     EXHIBIT 3.5    Subsidiaries of INZS
     EXHIBIT 3.6    Present Officers and Directors of INZS
     EXHIBIT 3.9    Pending Litigation of INZS
     EXHIBIT 3.13   Exceptions to Good Title to Assets of INZS
     EXHIBIT 5.2.3  Post Closing Officers and Directors of IGT S.A.
     EXHIBIT 8.12   Brokers

                                   Page (ii)
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AGREEMENT

This Supplemental Acquisition Agreement (the "Agreement" or "Acquisition Agreement") made as of September 9, 2001/supplemented on May 16, 2002, is by and among Investment Technologies, Inc., a Nevada Corporation
("INZS") and the undersigned shareholders (the "Shareholders") who are the owners of 100% of the stock of I.G.T Corporation S.A., a corporation organized and existing under the laws of the Country of Costa Rica ("IGT S.A.").
A. Whereas, IGT S.A. is a software development company that provides innovative solutions in the online gaming industry;
     B. Whereas, Shareholders hold all of the issued and outstanding stock of IGT S.A.; and
C. Whereas, INZS, a reporting public company, desires to exchange shares 18,000,000 of its Common Stock, $0.001 par value (the "Common Stock") for all of the issued and outstanding stock of IGT S.A. held by the Shareholders, thereby making IGT S.A. a wholly owned subsidiary of INZS for the purpose of acquiring technology (description of Major Assets Acquired by INZS in the transaction in Exhibit A); and
D. Whereas, Shareholders desire to exchange all of the issued and outstanding stock of IGT S.A. for Eighteen Million (18,000,000) unregistered and restricted shares of the Common stock of INZS.
E. Whereas, the Board of Directors of INZS has authorized its proper corporate officers to effect the transactions contemplated herein.
                                    AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the following terms and conditions:
     1.	EXCHANGE OF SECURITIES.

          1.1 Exchange of Shares Subject to all the terms and conditions set forth in this Agreement, in exchange for the acquisition consideration (the "Acquisition Consideration"), as set forth in paragraph 1.2 hereof, paid by INZS to the Shareholders of IGT S.A., INZS shall acquire all of the issued and outstanding stock of IGT S.A. (the
"IGT S.A. Shares") owned by     the Shareholders of IGT S.A..
          1.2 Acquisition Consideration. The total Acquisition Consideration to be paid by INZS to the IGT S.A. Shareholders shall be
Eighteen Million   (18,000,000) shares of the previously authorized but
unissued unregistered and restricted shares of the Common Stock, $0.001 par value per shares of INZS (the "INZS Shares"). Said INZS Shares shall be subject to certain "piggyback registration rights" as set forth in paragraph 1.5 and that certain Registration Rights Agreement, a copy of which is attached hereto as
Exhibit 1.5



1.3   Payment   of   Acquisition   Consideration.    The   Acquisition
Consideration shall be paid and delivered as follows:
1.3.1 Upon the Closing as set forth in paragraph 5.1, Eighteen Million (18,000,000) unregistered and restricted shares of the Common stock of INZS shall be issued and delivered to the IGT S.A. Shareholders to be provided to INZS prior to closing, as set forth in Exhibit 1.3.1.

1.4 Exemption from Registration The parties hereto intend that the
INZS Shares to be exchanged shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Act and
the rules and   regulations   promulgated   thereunder and exempt from
the registration requirements of the applicable states. In furtherance thereof, Shareholders will execute and deliver to INZS on the closing date, a Subscription Agreement suitable to legal counsel for INZS, in form Substantially as set forth in Exhibit 1.4 attached hereto.
          1.5 Registration Rights for Shares. The INZS Shares issuable to the IGT S.A. Shareholders shall be subject to certain "piggyback registration rights" as set forth in that certain Registration Rights Agreement, a copy of which is attached hereto as Exhibit 1.5.
          1.6  Non-taxable  Transaction.  The  parties  intend  to
effect  this transaction   as  a   non-taxable   reorganization
pursuant   to  Section 368(a)(1)(B) of the Internal Revenue Code of 1986,
as amended.

     2. REPRESENTATIONS AND WARRANTIES OF IGT S.A. AND THE SHAREHOLDERS.

The Officers and Directors of IGT S.A. and certain Shareholders (the "Warranting Shareholders") hereby represent and warrant to INZS that:
2.1 Organization. IGT S.A. is a corporation duly organized, validly existing and in good standing under the laws of the Country of Costa Rica, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.
2.2 Stock. On or before the Closing, all of the issued and outstanding shares of stock of IGT S.A. are duly and validly issued, fully paid and nonassessable. There are no other authorized class of capital stock.

          2.3  Options,   Warrants,   Rights,  etc.  There  are  no
outstanding  subscriptions,   options,   rights,  warrants,   debentures,
instruments,      convertible securities or other agreements or
commitments obligating IGT S.A. to issue or to transfer from treasury any additional shares of its capital stock of any class.

          2.4 Subsidiaries. IGT S.A. has no subsidiaries and owns no interest in other enterprises except as set forth on Exhibit 2.4 attached hereto.
          2.5 Directors and Officers Exhibit 2.5 hereto contains the names and titles of all present officers and directors IGT S.A. as of the date of this Agreement.
2.6 Financial Statements The financial statements as of July 31, 2001, which have been delivered to INZS ("Company Financial Statements") are complete, accurate and fairly present the financial condition of IGT S.A. as of the date and the results of its operation for the periods covered. To the best knowledge of IGT S.A., there are no liabilities, either fixed or contingent, not reflected in the financial statements other than contracts or obligations in the ordinary and usual course of business, constituting liens or other liabilities which, if disclosed, would alter substantially the financial condition of IGT S.A. as reflected in the financial statements. These Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.
          2.7 Absence of Changes. The financial statements which will be provided pursuant to paragraph 2.6, will reflect that since the date of said financial statements, there has not been any change in the financial condition or operations of IGT S.A., except for changes in
the ordinary     course of business,  which  changes have not, in the
aggregate,  been  materially adverse.
          2.8 Absence of Undisclosed Liabilities Except as set forth on Exhibit attached hereto, IGT S.A. does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that will not be reflected in the balance sheet of IGT S.A. included in the financial statements to be provided pursuant to paragraph 2.6.
          2.9 Tax Returns. Within the times and in the manner prescribed by law, IGT S.A. has filed all tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any reflected in the Exhibits are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by IGT S.A..
     2.10 Patents, Trade Names and Rights To the best of its knowledge IGT S.A. and its subsidiaries (if any) own and hold all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how trade secrets, copyrights, licenses and other rights necessary to its business, and the business of its subsidiaries as now conducted or proposed to be conducted. IGT S.A. and its subsidiaries are not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing. Compliance with Laws IGT S.A. and each of its subsidiaries Have complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including,
without limitation,  any applicable  building,   zoning  or  other  law,
ordinance  or  regulation)affecting its properties or the operation of its business.
          2.12 Litigation. Except as set forth in Exhibit 2.12 attached hereto, neither IGT S.A. or any of its subsidiaries is a defendant to any
suit,   action, arbitration or legal,  administrative or other
proceeding,  or  governmental investigation   which  is  pending  or,  to
the  best   knowledge  of  the Shareholders,  threatened  against or
affecting IGT S.A. or its subsidiaries or their business, assets or financial condition. IGT S.A. and its subsidiaries are not in default with respect to any order, writ, injunction or decree of any federal,
state,   local  or   foreign   court,   department,   agency  or
instrumentality applicable to it. IGT S.A. and its subsidiaries are not engaged in any material lawsuits to recover moneys due it.
          2.13 Authority. The Board of Directors of IGT S.A. has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and IGT S.A. has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of the Shareholders and is enforceable in accordance with its terms and conditions.
          2.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which IGT S.A. is a party, or by which it may be bound, nor will any consents or authorizations of any party to the Shareholders' performance of their obligations hereunder be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of IGT S.A.; or an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of IGT S.A..
          2.15 Full Disclosure. None of the representations and warranties made by IGT S.A., its officers, directors of the Shareholder herein or in any exhibit, certificate or memorandum furnished or to be furnished by the Shareholders, or on their behalf, contain or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.
          2.16 Assets. Except as otherwise indicated in Exhibit 2.16 attached hereto, IGT S.A. and each of its subsidiaries (if any) has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances.
          2.17 Material Contracts. Material contracts of IGT S.A. are set forth in Exhibit 2.17, attached hereto an incorporated herein.

     3. REPRESENTATIONS AND WARRANTIES OF INZS.

INZS represents and warrants to IGT S.A. and the Shareholders that:
          3.1 Organization. INZS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.
          3.2 Capital Stock. The authorized capital stock of consists of 41,088,352/100,000,000 shares of common stock, $0.001 par value per share (the "Common Stock") of which as of October 9, 2001, there were 23,088,352 shares are presently issued and outstanding. Immediately prior to Closing there shall not be more the 41,088,352 shares of Common Stock issued and outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable. There are no other authorized class of capital stock.
          3.3 [Omitted] Options,  Warrants,  Rights,  etc. [Omitted]

There are  outstanding  rights     granted  to various  shareholders  of
INZS's  subsidiary's  under  which  additional  shares  may  be  issued based  on  the  performance  of  these subsidiaries.  The exact  number
of  shares  which may be issued  cannot be calculated   with  any
certainty.   There   are  no   other   outstanding  subscriptions,
options,  rights,  debentures,  instruments,   convertible securities or
other agreements or commitments obligation INZS to issue or to transfer from treasury any additional shares of its Common Stock, or any other class of securities.

          3.4 Reporting Publicly Traded Status. The Common Stock of INZS is currently listed on the OTC Bulletin Board under the symbol "INZS". INZS is a reporting public company, subject to the filing and reporting requirements of the Securities Exchange Act of 1934 and files period or annual reports with the Securities and Exchange Commission. INZS is in the process of becoming current in its reporting requirements.
          3.5 Subsidiaries. Except as set forth in Exhibit 3.5 attached hereto INZS does not have any other subsidiaries or own any interest in any other enterprise.
          3.6 Directors and Officers. The names and titles of all present officers and directors of INZS are as set forth on Exhibit 3.6 attached hereto.
          3.7 Patents, Trade Names and Rights. To the best of its knowledge INZS and its subsidiaries own and hold all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted. INZS is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.
          3.8 Compliance with Laws. INZS has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation and all federal and state securities laws (including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934) and all material respects NASDAQ rules) affecting its properties or the operation of its business. To the best of its knowledge, all stock of INZS issued to date has been issued in compliance with all Federal and State securities laws.
          3.9 Litigation. Except as set forth in Exhibit 3.9 attached hereto, INZS is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of INZS threatened against or affecting INZS or its business, assets or financial condition except for suits as described in its 1934 Act filings. INZS is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.
          3.10 Authority: The Board of Directors of INZS has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and INZS has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of INZS enforceable in accordance with its terms.
          3.11 Ability to Carry Out Obligations The execution and delivery of this Agreement by INZS and the performance by the INZS of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which INZS is a party, or by which it may be bound, nor will any consents or authorizations of any party to INZS's performance of its obligation hereunder; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of INZS; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of INZS.
          3.12 Full Disclosure. None of the representations and warranties made by INZS herein or in any exhibit, certificate or memorandum furnished or to be furnished by INZS or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.
          3.13 Assets. INZS has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated on Exhibit 3.13 attached hereto.

     4. COVENANTS RELATING TO THE PERIOD PRIOR TO CLOSING.

          4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party,
and such other party's    counsel,    accountants,    auditors   and
other    authorized representatives,   full  access  during  normal
business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.
          4.2 Conduct of Business. Prior to Closing, the Shareholders represent that IGT S.A. shall conduct its business in the normal course. IGT S.A. shall not amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem securities, incur additional or newly-funded liabilities outside the ordinary course of business, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction without the prior approval of INZS, not to be unreasonably withheld.
     5. CLOSING.

          5.1 Closing. The closing of this transaction shall be held at the offices of ROSENFELD, GOLDMAN & WARE, INC., Attorney at Law, Atlanta, GA on May 16, 2002.
5.2  Shareholders'   Deliveries  at  Closing.  At the Closing,   the
Shareholders shall deliver the following items:

               5.2.1 Certificates representing all of the shares of capital stock IGT S.A. held by the Shareholders, along with a stock power or stock powers with signatures guaranteed, duly executed by the Shareholders in blank or to Investment Technology, Inc.;
               5.2.2 The completed and executed appropriate Investor
Letter.

          5.3 INZS's Deliveries at Closing. At the Closing, INZS shall deliver the following items:

               5.3.1 Pursuant to paragraph 1.3.1, to the IGT S.A. Shareholders, either (a) certificates representing the INZS Shares, duly issued with restrictive legend, to the Shareholders as listed on Exhibit 1.3.1 attached hereto, or (b) a copy of a letter from INZS to its transfer agent, Global Stock Transfer Co., Inc., instructing such transfer agent to issue the certificates representing the INZS Shares to the Shareholders as listed on Exhibit 1.3.1;

6. CONDITIONS TO OBLIGATIONS TO CLOSE AND MATERIAL TERMS OF AGREEMENT
          6.1 Conditions to Obligations of IGT S.A. and Shareholders to Close The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of INZS shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing date, that INZS shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.
          6.2 Conditions to Obligations of INZS. The obligations of INZS to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of IGT S.A. and the Shareholders shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, that the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement and between INZS, its shareholders and IGT S.A. and related parties, be performed or complied with by it on or prior to the Closing Date.

     7. INDEMNIFICATION.

          7.1 Indemnification by Shareholders. The Warranting Shareholders agree to indemnify, defend and hold the INZS shareholders, INZS, its officers and directors, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by IGT S.A. perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Shareholders under this Agreement; provided however, that notice of any such breach shall have been communicated with specificity within one
(1) year of the date hereof.
          7.2 Indemnification by INZS. INZS agrees to indemnify, defend and hold the Shareholders harmless against and in respect of any
and all claims,  demands,  losses,  costs,  expenses,   obligations,
liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by INZS to perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by INZS under this Agreement.
          7.3 Notice and  Opportunity to Defend.  If there occurs an
event which any  Party   asserts  is  an   indemnifiable   event,   the
Party seeking indemnification shall notify the Party obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the Party seeking indemnification will give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder. Such Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) days period, such Indemnifying Party shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnifying Party shall provide reasonably satisfactory to the Party seeking indemnity, such matter and the Indemnifying Party shall provide the Party seeking indemnification with such assurances as may be reasonably required by the latter to assure that the Indemnifying Party will assume, and be responsible for, the entire liability issue. If such Indemnifying Party does not respond within such thirty (30) day period and rejects responsibility for such matter in whole or in part, the Party seeking indemnification shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to such Party under applicable law. The Party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such
asserted   liability.   In  any   event,   the  Party   seeking
indemnification shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnifying Party shall require the prior written consent of the Party seeking indemnification. If, however, the Party seeking indemnification refuses its consent to a bona fide
offer of  settlement  which  the  Indemnifying   Party  wishes  to
accept,   the  Party  seeking      indemnification   may  continue  to
pursue  such   matter,   free  of  any participation by the  Indemnifying
Party, at the sole expense of the Party seeking indemnification. In such event, the obligation of the Indemnifying Party to the Party seeking indemnification shall be equal to the lesser of
     (i) the amount of the offer of settlement which the Party seeking indemnification refused to accept plus the costs and expenses of such Party prior to the date the Indemnifying Party notifies the
Party  seeking indemnification   of  the  offer  of   settlement   and
(ii)  the   actual out-of-pocket amount the Party seeking
indemnification is obligated to pay as a result of such Party's continuing to pursue such an offer. An Indemnifying Party shall be entitled to recover from the Party seeking indemnification any additional expenses incurred by such Indemnifying Party as a result of the decision of the Party seeking indemnification to pursue such matter.

     8. MISCELLANEOUS.
          8.1 Costs. Each party shall bear its own costs associated with this Agreement, the closing of this Agreement, and all ancillary
or related measures,   including   without   limitation,   costs  of
attorneys fees, accountants fees, filing fees, or other costs or expenses, without right or recourse from the other.
          8.2 Additional Documentation. The parties acknowledge that further agreements and documents, in addition to the Exhibits appended hereto, may be required in order to effect the transactions contemplated hereunder. Each party agrees to provide and execute such other and further agreements or documentation as, in the opinions of respective counsel, are reasonably necessary to effect the transactions contemplated hereunder and to maintain regulatory and legal compliance.

          8.3  Captions  and  Headings.   The  article  and  paragraph
headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

          8.4 No Oral Change This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

          8.5 Non-Waiver The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

          8.6 Time of Essence Time is of the essence of this Agreement and of each and every provision.

          8.7 Choice of Law This Agreement and its application shall be governed by the laws of the State of Nevada.

          8.8 Counterparts and/or Facsimile Signature This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.
          8.9 Notices All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  If to INZS, addressed to it at:
                  Mr. Thomas D. Vidmar
                  President and CEO
                  Investment Technology, Inc.
                  5235 Island Chain Road
			Las Vegas, NV  89118

With Copies to:
			Thomas Ware, Esq.
			Rosenfeld, Goldman & Ware, Inc.
			101 Marietta St., Suite 1070
			Atlanta, GA 30303
			404-522-1202 phone
			404-522-1447 fax
			rgwinc@mindspring.com



If to IGT S.A., addressed to: and the Shareholders, to them at:
                  Mr. Bryan Rodriguez Escamilla
			President and Director
			I.G.T. Corp S.A.
			Apartado 5024
			La Uruca, San Jose, Costa Rica

          8.10 Binding Effect This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.
          8.11 Mutual Cooperation The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.
          8.12 Brokers The parties hereto represent that no other broker has brought about this Agreement, and no other finder's fee has been paid or is payable by either party, except for the broker whose name is set forth on Exhibit 8.12, and whose fee shall be paid by the Shareholders. Each party hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any other broker.

8.13  Survival  of  Representations/Warranties   The  representations,
warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for herein shall survive the Closing.
AGREED AND ACCEPTED as of the date first above written.
                                  INVESTMENT TECHNOLOGY, INC.
                                  A Nevada Corporation
Dated: September 9, 2001
                                  By: Thomas D. Vidmar
                                  Its: President/CEO/Director

                                  I.G.T. Corporation S.A.
                                  A Costa Rican Corporation


Dated: September 9, 2001
                                  By:  Peter Barron
                                  Its: Vice President/Treasurer/Director

As Supplemented on May 16, 2002.



                  SHAREHOLDERS OF INTERNATIONAL GAMING TECHNOLOGY, INC.
Dated: ____________________
______________________________________
Shareholder Name and Signature



Exhibit A
DESCRIPTION OF MAJOR ASSETS ACQUIRED


ELDUCE ONLINE CASINO
The URL for www.Casinoelduce.com
Trademarks for the name Casino Elduce
Servers to house the data processing for Casino Elduce
The developed website for www.Casinoelduce.com
Business relationships
I Safe Net, Ltd., a website revenue processing firm
PayPal, a credit card processing firm for online payments
All other licenses, copyrights, patents, patent pending, inventory and other real and personal assets involving the ElDuce Casino



Certificate of Ownership of Assets


ELDUCE ONLINE CASINO
The URL for www.Casinoelduce.com
Trademarks for the name Casino Elduce
Servers to house the data processing for Casino Elduce
The developed website for www.Casinoelduce.com
Business relationships
I Safe Net, Ltd., a website revenue processing firm.
PayPal, a credit card processing firm for online payments.
All other licenses, copyrights, patents, patent pending, inventory and other real and personal assets involving the ElDuce Casino.







The shareholders and management hereby certify that the above described assets are owned by I.G.T. and are free of any liens and claims.


I.G.T. Corporation S.A.
A Costa Rican Corporation
Dated: September 29, 2001/supplemented on May 16, 2002


By:  Peter Barron
Its: Vice-President President/Treasurer/Director


 EXHIBIT 1.3.1

               SHARES TO BE ISSUED TO IGT S.A. SHAREHOLDERS AT CLOSING

18,000,000 restricted shares of Investment Technologies, Inc.


 EXHIBIT 1.4
                             SUBSCRIPTION AGREEMENT
INVESTMENT TECHNOLOGY, INC.
This Subscription Agreement, is made as of the date set forth on the signature page hereof, between Investment Technology, Inc., a Nevada corporation, with offices at 3557 Valley View, Las Vegas, NV 89103 (the "Company") and the undersigned (the "Subscriber").
     Whereas, the Company has entered into an Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") dated September 9, 2001/supplemented on May 16, 2002, with the shareholders of I.G.T. Corporation S.A., a Costa Rican corporation ("IGT S.A.") under which the Company will acquire, in a stock-for-stock exchange, all of the issued and outstanding shares of IGT S.A., in exchange for 18,000,000 restricted shares of the Company's Common Stock, $0.001 par value per share.
Whereas, pursuant to the terms of the above reference Acquisition Agreement and that certain Confidential Term Sheet dated September 9, 2001/supplemented on May 16, 2002, (the "Term Sheet"), the Company desires to issue 18,000,000 restricted shares of the Company's Common Stock, $0.001 par value per share (the "Shares"), pursuant to an exemption from the registration provisions of the Securities Act of 1933 (the "Act") provided Section 4(2) and/or by Rule 506 of Regulation D, and the Subscriber desires to acquire the number of Shares set forth on the signature page hereof.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:
     I.  SUBSCRIPTION  FOR  SHARES  AND  REPRESENTATIONS  BY  AND
COVENANTS  OF SUBSCRIBER
1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and to acquire from the Company such number of Shares as is set forth upon the signature page hereof pursuant to the terms of the Acquisition Agreement, and the Company agrees to issue and deliver such Shares to the Subscriber, in exchange for all of the Subscribers shares of common stock of IGT S.A.
The Shares will be delivered ]     By the Company within 10 days
following the consummation of acquisition And the deliver of Subscriber's shares of IGT S.A. pursuant to the terms of the Acquisition Agreement.
          1.2 The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (ii) he may not be able to liquidate his investment;
(iii) transferability of the securities comprising the Shares is extremely limited; and (iv) an investor could suffer the loss of his entire investment, as well as other risk factors as more fully set forth herein and in the Term Sheet.

          1.3 The Subscriber has either (i) a pre-existing personal or business relationship with the Company or one or more of its officers, directors, or control persons or (ii) by reason of Purchaser business or financial experience or by reason of the business or financial of Purchaser's financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, Purchaser is capable of evaluating the risks and merits of this investment and of protecting Purchaser's own interests in connection with this investment.

          1.4 The Subscriber represents and warrants that he is able to bear the economic risk of an investment in the Shares. The
Subscriber further represents and warrants that the information furnished in the Investor Questionnaire is accurate and complete in all material respects.

          1.5  The  Subscriber   acknowledges   that  he  has  prior
investment experience;   including   investment  in  non-listed   and
non-registered securities and that he recognizes the highly speculative nature of this investment.
1.6 The Subscriber acknowledges receipt and careful review of the Term Sheet and all exhibits thereto and other documents furnished in connection with this transaction (collectively, the "Offering Documents") and hereby represents that he has been furnished by the Company during the course of this transaction with all information regarding the Company which he has requested or desires to know and that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the offering.
          1.7 The Subscriber acknowledges that this offering of Shares may involve tax consequences and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Shares.

          1.8 The Subscriber acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to an exemption from the registration provisions of the Securities Act of 1933 (the "Act") provided by Section 4(2) and/or Rule 506 of Regulation D. The Subscriber represents that the Shares are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell or otherwise transfer the Shares unless they are registered under the Act or unless an exemption from such registration is available.

          1.9 The Subscriber understands that Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Shares under the Act, with the exception of certain registration rights set forth in Article IV herein. The Subscriber consents that the Company may, if it desires, permit the transfer of the Common Stock out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws").

          1.10 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

1.11  The  Subscriber   acknowledges   that  if  he  is  a  Registered
Representative of an NASD member firm, he must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.
1.12 If the undersigned Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Shares; and (iii) that this Subscription Agreement has been duly and validly authorized,
executed  and  delivered constitutes  the  legal,   binding  and
enforceable   obligation  of  the undersigned.
     II. REPRESENTATIONS BY THE COMPANY

          2.1 The Company represents and warrants to the Subscriber that prior to the consummation of this offering and at the Closing Date:

               (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct and is qualified to do business in Nevada, Utah and any other jurisdiction in which the Company conducts business.
               (b) The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Shares will have been duly taken and approved.
               (c) The Shares have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be duly and validly issued and fully paid and non assessable.
               (d) The Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith.
               (e) The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which
could materially   adversely  affect  the  business,   property,
financial condition or operations of the Company.
               (f) The Company is not in violation of or default under, nor will the execution and delivery of this Subscription
Agreement, the issuance of the Shares, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under, the Company's articles of incorporation or by-laws, any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or any material order, rule, regulation,
writ, injunction,  or decree of any government,   governmental
instrumentality  or  court,  domestic  or foreign.

     III. TERMS OF SUBSCRIPTION

     3.1 The shares will be offered exclusively to the Shareholders of IGT S.A. in accordance with the terms and conditions of the Acquisition Agreement.
     3.2 The Subscriber hereby authorizes and directs the Company to deliver certificates representing the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the residential or business address indicated in the Investor Questionnaire.
     3.3 If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the securities comprising the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the securities comprising the Shares. Such Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

     IV. REGISTRATION RIGHTS

     4.1 "Piggyback" Registration Rights. The Shares to be issued to Subscriber shall be subject to certain "piggyback registration rights" as set forth in that certain Registration Rights Agreement, a copy of which is attached as Exhibit 1.5, to the Acquisition Agreement.

     V. MISCELLANEOUS

     5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, 5235 Island Chain Road, Las Vegas, NV 89103
Attention: Thomas D. Vidmar, President and CEO, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address and notices sent from outside the continental United States, which shall be deemed to have been given when received.
     5.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

     5.3 This  Subscription  Agreement  shall be  binding  upon and inure
to the benefit  of  the  parties   hereto  and  to  their   respective
heirs,   legal representatives,  successors and assigns. This
Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     5.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in San Diego and they hereby submit to the exclusive jurisdiction of the courts of the State of Nevada located in Reno, Nevada and of the federal courts in the Southern District of Nevada with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.
     5.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.
     5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.
     5.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.
     5.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.
     5.9 The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law, provided, that the Company may use information relating to the Subscriber in any registration statement under the Act, or as other wise required by law.

     VI. RESTRICTIVE AND OTHER BLUE SKY LEGENDS

     6.1 Any and all certificates representing the Shares, and any and all securities issued in replacement thereof or in exchange therefore, shall bear the following restrictive legend.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT
OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT
OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.
     6.2 The undersigned further agrees that the Company shall have the right to issue stop-transfer instructions to its transfer agent until such time as sale is permitted under Security Laws and acknowledges that the Company has informed the undersigned of its intention to issue such instructions.

     VII. SIGNATURE
The Signature Page to this Subscription Agreement is contained on page 7, entitled Signature Page to Subscription Agreement.
                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT
 IN WITNESS WHEREOF, the parties have executed this Subscription
Agreement as of
the ______ day of _____________________, 2002.

    -----------------------------------         -------------------------
-------
Signature of Subscriber                     Number of Shares Subscribed
For

Name of Subscriber   [please print]

    Social Security or Taxpayer
    Identification Number of Subscriber

*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:
The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3050 of the NASD Conduct Rules.

---------------------------------         -------------------------------
-------
Name of NASD Member Firm                  By:  Authorized Officer


Subscription Accepted:
                                          INVESTMENT TECHNOLOGY, INC.

                                          By:  Thomas D. Vidmar
                                          Its: President and CEO




                                   EXHIBIT 1.5
                          REGISTRATION RIGHTS AGREEMENT
Issuer:  Investment Technology, Inc. (the "Company" or "INZS")
Address: 5235 Island Chain Road Las Vegas, NV 89118
Date:	September 9, 2001/supplemented on May 16, 2002/supplemented on
May 16, 2002

This Registration Rights Agreement (the "Agreement") is entered into as of the above date by and between INZS Technologies, Inc., a Nevada Corporation (the "Company") and the undersigned shareholders (the "Shareholders") who are the owners of 100% of the capital stock of I.G.T. Corp. S.A., a corporation organized and existing under the laws of the Country of Costa Rica ("IGT S.A.").
                                    RECITALS

     A. Whereas, concurrently with the execution of this Agreement, the Company, Investment Technology, Inc. and the Shareholders, have executed An Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") under which the Company will acquire all of the issued and outstanding capital stock of IGT S.A. in a stock-for-stock exchange for Eighteen Million (18,000,000)unregistered and restricted shares of the Common stock of the Company (the 'INZS Shares"), which will be issued to the Shareholders.
     B. Whereas, by this Agreement, the Company, IGT S.A. and the Shareholders desire to set forth the registration rights, all as provided herein, of the INZS Shares which will be issued to the Shareholders pursuant to the Acquisition Agreement.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:
     1. Registration Rights. The Company covenants and agrees as follows:

     1.1 Definitions. For purposes of this Section 1:

               1.1.1 The term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;
               1.1.2 The term "Registrable Securities" means (i) the Shares of Common Stock of the Company issuable to the Shareholders of
IGT S.A. pursuant  to  the  terms  of  the   Acquisition   Agreement
executed concurrently herewith.
1.1.3  The  term  "SEC"  means  the   Securities   and   Exchange
Commission.



1.2 Company Registration.
               1.2.1 Piggyback Registration. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or any successor to such forms, which does not include substantially the same information as
would be required to be  included  in  a  registration   statement
covering  the  sale  of Registrable Securities, the Company will:

                    (i) promptly give to the Shareholders written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and
                    (ii) include in such registration (and compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by the Shareholders, except as set forth in subsection 1.3 below.

Notwithstanding the above, if the Company shall determine to complete a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a successor form, and the Company in its sole
          discretion   determines  that  the  concurrent   registration
of  the   Registrable   Securities   will  not  material  effect  or
delay the registration of the underlying transaction which is the subject of the Form S-4 registration, then the Company will include in the Form S-4 registration statement the registration of the Registrable Securities.
     1.3 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Shareholders as a part of the written notice given pursuant to section 1.2. In such event the right of the  Shareholders  to  registration pursuant  to  section  1.2  shall  be
conditioned  upon  participation  in such underwriting   and  the
inclusion  of  such   Registrable   Securities  in  the underwriting  to
the extent provided herein. All shareholders, including the Shareholders, proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or
underwriters   selected  for  such underwriting by the Company. *

         * Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all holders of Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such holders at the time of filing the registration statement.




If such offering is other than the first registered offering of INZS securities to the public, the underwriter may not limit the Registrable Securities to be included in such offering to less than 20% of the securities included therein (based on aggregate market values.)  INZS shall advise the Shareholders  and  all  shareholders  of
Registrable   Securities  which  would otherwise  be  registered  and
underwritten   pursuant   hereto  of  any  such limitations,  and the
number of shares of Registrable Securities that may be included in the registration. If the Shareholders disapproves of the terms of any such underwriting, they may elect to withdraw there from by written notice to INZS and the underwriter. Any securities excluded or withdrawn from such underwriting shall not be transferred prior to 90 days after the effective date of the registration statement for such underwriting, or such shorter period as the underwriter may require.
     1.4 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 1 including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities. All expenses of any registered offering not otherwise borne by the Company shall be borne pro rata among the Shareholders and the shareholders participating in the offering and the Company.

Further, the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to this Section, the request of which has been subsequently withdrawn by the Shareholders, in which case, such expenses shall be borne by the Shareholders (including Registrable Securities) requesting or causing such withdrawal.
     1.5   Registration   Procedures.   In  the   case  of  each
registration, qualification   or  compliance   effected  by  the  Company
pursuant to this Registration Rights Agreement, the Company will keep the Shareholders advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection
1.3, at its expense the Company will:
          1.5.1  Prepare  and file with the SEC a  registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Shareholders, keep such registration statement effective for up to 90 days or until the Shareholders has completed the distribution described in the registration statement relating thereto, whichever first occurs; and.
          1.5.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
          1.5.3 Furnish to the Shareholders copies of a prospectus,
including a preliminary  prospectus,   in  conformity  with  the
requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
          1.5.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or, Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
          1.5.5 In the event of any underwritten public offering enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. the Shareholders shall also enter into and perform its obligations under such an agreement.
          1.5.6 Notify the Shareholders and each shareholder of Registrable Securities covered by such registration statement at any
time  when a prospectus   relating  thereto  is  required  to  be
delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
     1.6 Indemnification.

          1.6.1 The Company will indemnify the Shareholders and each of its officers, directors and partners, and each person controlling such, with respect to which such registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to the Shareholders, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to  action or  inaction required  of  the  Company  in  connection  with
any  such   registration, qualification of compliance,  and will
reimburse the Shareholders, each of its officers, directors and partners, and each person controlling such, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by the Shareholders or underwriter specifically for use therein.
          1.6.2 The  Shareholders  will, if  Registrable  Securities held by or issuable are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such shareholder, each of its officers, directors and partners and each person controlling such shareholder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such shareholders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed
by the Shareholders  specifically for use therein; provided,   however,
that the indemnity agreement contained in this subsection 1.6.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Shareholders (which consent shall not be unreasonably- withheld); and provided further, that the total amount for which the Shareholders shall be liable under this subsection 1.6.2 shall not in any event exceed the aggregate proceeds received by such from the sale of Registrable Securities held by same in such registration.
          1.6.3 Each party entitled to indemnification under this subsection 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying
Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved, by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified
Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such
claim  or  litigation,   shall,  except  with  the  consent  of  each
Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified
Party of a release from all liability in respect to such claim or litigation.
     1.7  Information  by the  Shareholders.  the  Shareholders  shall
promptly furnish  to  the  Company  such   information   regarding
themselves and the distribution proposed by such as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.
     1.8 Rule 144 Reporting. With a view to making available to shareholders and the Shareholders, the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

          1.8.1 Make and keep public information available, as those terms are understood and defined in SEC Rule 144, after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;
          1.8.2  File  with the SEC in a timely  manner  all  reports and other documents required of the Company under the Securities Act and
the Exchange Act  (at  any  time  after  it  has  become   subject  to
such   reporting requirements); and
          1.8.3 So long as the Shareholders owns any Registrable Securities, to furnish to such upon request with a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Shareholders may reasonably request in complying with any rule or regulation of the SEC allowing the Shareholders to sell any such securities without registration.

     1.9 Transfer of Registration Rights. the Shareholders' rights to cause the Company to register their securities and keep information available, granted to them by the Company under subsections 1.2 and
1.7 may not be assigned to a transferee or assignee of the Shareholders' Registrable Securities not sold to the public. The Company prohibits the transfer of any the Shareholders' rights under this subsection 1.8.
     2. General.

2.1  Waivers  and   Amendments.   With  the  written  consent  of  the
Shareholders the obligations of the Company and the rights of the Shareholders under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities.
Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the Shareholders and the record shareholders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 2.1.
          2.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Nevada as such laws are applied to agreements between Nevada residents entered into and to be performed entirely within Nevada.
          2.3 Attorneys Fees. The parties agree that if any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled.
          2.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
          2.5 Entire Agreement. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
          2.6 Notices. etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to the Shareholders, at such address as set forth in the heading to this Agreement, or at such other address as furnished to the Company in writing, or (b) if to the Company, at the Company's, address set forth in the heading to this Agreement, or at such other address as the Company shall have furnished to the Shareholders in writing.
     2.7 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.
     2.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
     2.9 Counterparts and/or Facsimile Signature. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

AGREED AND ACCEPTED, effective as of the date first above written.








SIGNATURE PAGE
SUPPLEMENTED MAY 16, 2002


                                  INVESTMENT TECHNOLOGY, INC.
                                  A Nevada Corporation
Dated: September 9, 2001
                                  By: Thomas D. Vidmar
                                  Its: President/CEO/Director

                                  I.G.T. Corporation S.A.
                                  A Costa Rican Corporation


Dated: September 9, 2001
                                  By:  Peter Barron
                                  Its: Vice President/Treasurer/Director







                                 SIGNATURE PAGE
                                       TO
                          REGISTRATION RIGHTS AGREEMENT
                                       FOR
SHAREHOLDERS OF I.G.T. Corporation S.A.
Dated: ____________________             ________________________________
Signature of Shareholder

Name of Shareholder (Print or Type Name)


                                   EXHIBIT 2.4
SUBSIDIARIES OF IGT S.A.

None


 EXHIBIT 2.5
                       PRESENT OFFICERS AND DIRECTORS IGT S.A.

OFFICERS

President..........................................    Bryan Rodriguez
Escamilla
Vice President.....................................    Peter Barron
Treasurer..........................................    Peter Barron
Secretary..........................................    Peter Barron

DIRECTORS

1.   Bryan Rodriguez Escamilla
2.   Peter Barron


                                   EXHIBIT 2.6
AUDITED FINANCIAL STATEMENTS IGT S.A.


                TO BE PROVIDED WITHIN SIXTY (60) DAYS OF CLOSING


                                  EXHIBIT 2.8
                               LIABILITIES OF IGT S.A.

                                      NONE


                                  EXHIBIT 2.12
                      IGT S.A. LITIGATION AND LEGAL PROCEEDINGS

                                      NONE


                                  EXHIBIT 2.16
                    EXCEPTIONS TO GOOD TITLE TO ASSETS OF IGT S.A.

                                      NONE


                                  EXHIBIT 2.17
                            MATERIAL CONTRACTS OF IGT S.A.

                                      NONE


EXHIBIT 3.5
                             SUBSIDIARIES OF INZS

None
























































EXHIBIT 3.6
                     PRESENT OFFICES AND DIRECTORS OF INZS

OFFICERS
President and CEO..................................    Thomas D. Vidmar
Vice President.....................................    Vacant
Chief Financial Officer............................    Vacant
Secretary..........................................    Vacant

DIRECTORS

Thomas Vidmar
Stephen Harold
Walter Crutchfield
O.K. Lucas


                                   EXHIBIT 3.9
                          PENDING LITIGATION OF INZS

None


EXHIBIT 3.13
                  EXCEPTIONS TO GOOD TITLE TO ASSETS OF INZS

                                      NONE


                                  EXHIBIT 5.2.3
                   POST CLOSING OFFICERS AND DIRECTORS OF IGT S.A.

OFFICERS

President..........................................    Bryan Rodriguez
Escamilla
Vice President.....................................    Peter Barron
Treasurer..........................................    Peter Barron
Secretary..........................................    Peter Barron

DIRECTORS

1.   Bryan Rodriguez Escamilla
2.   Peter Barron


                                  EXHIBIT 8.12
                                     BROKERS

With the exception of the shares issued to the Shareholders of IGT S.A. as set forth herein, no brokerage of finders fees in the form of cash or securities were paid to any party or person in connection with the acquisition.